Exhibit 99.2

Press Release	Source: Think Partnership Inc.

Think Partnership Secures $17.5 Million Credit Facility with Wachovia Bank

THK continues to build long-term banking relationship with Wachovia

NORTHBROOK, Ill.—(BUSINESS WIRE)—Jan. 23, 2006— CGI Holding Corporation d/b/a Think Partnership Inc. (“THK”) (AMEX:THK - News; the Company) today announced that it has completed a $17.5 million credit facility with Wachovia Bank, National Association. The credit facility consists of a $15 million revolving loan facility and a $2.5 million term loan. The company will use $7.5 million to retire existing debt with Wachovia and substantially all of the remaining proceeds to close on its previously announced acquisition of Morex Marketing Group, LLC.

The Company’s obligations under the credit facility are secured by a first priority lien in favor of Wachovia on all of the assets of the Company including a pledge of the stock of each of its present and future operating subsidiaries. Further, each of the Company’s existing operating subsidiaries has guaranteed the performance of the Company’s obligations under the credit facility.  These guarantees are secured by a pledge of all of the assets of each operating subsidiary.  Interest on the unpaid principal balance of the revolving loan accrues at a rate equal to LIBOR plus 2.10%. The revolving loan matures on January 19, 2009.  Interest on the term loan accrues at a rate equal to LIBOR plus 2.15%.  The term loan matures on January 19, 2007.

As detailed further in the loan agreements, the Company is limited to borrowings under the revolving facility equal to 1.75 times its trailing pro forma EBITDA.  Further, so long as there remain any amounts outstanding under the credit facility, the Company is required to maintain: (1) a “Total Debt to EBITDA Ratio” of not less than 2.00 to 1.00, calculated quarterly on a rolling four quarters basis; (2)  a net worth of not less than an amount equal to $36.9 million plus 50% of the Company’s net income for each fiscal quarter; and  (3) a “Fixed Charge Coverage Ratio” of not less than 2.50 to 1.00, calculated quarterly on a rolling four quarters basis.  In addition, the Company may not: (a) make capital expenditures during any year exceeding $2 million; (b) borrow more than $5 million excluding amounts owed on the Wachovia term and revolving loans; and (c) declare or pay dividends equal to more than 50% of its net income in any particular year.  Additionally, so long as the credit facility remains in effect, the Company may not acquire any business that is not in an electronic commerce line of business and each acquired business must demonstrate positive EBITDA for the most recent twelve (12) month period then ended, both prior to the acquisition and after giving effect thereto. The discussion of the various terms described herein is qualified in its entirety by the definitive loan agreements which the Company will file as an exhibit to a report on Form 8-K to be filed on or before January 24, 2006.

Gerard M. Jacobs, chief executive officer of Think Partnership, stated, “Closing this credit facility with Wachovia Bank is a major milestone for Think Partnership, and is the first of several steps we intend to take during 2006 in regard to the financing of our growing company.”

Commenting on the reasons for securing the line of credit, Scott P. Mitchell, the Company’s president, stated, “We are excited to be building a long term banking relationship with Wachovia as we continue our goal of building Think Partnership into the world’s most comprehensive, service-valued, interactive advertising business.  It is important for us to build a long lasting relationship with a well respected financial institution and we selected Wachovia because of their reputation, depth of expertise, breadth of products, and financial strength.”\

CGI Holding Corporation has been doing business under the name “Think Partnership Inc.” and will seek formal shareholder approval to change its legal name to Think Partnership Inc. The Company is based in Northbrook, Ill. (see www.thinkpartnership.com) and currently has 12 operating companies: MarketSmart Interactive, Inc., Morrisville, N.C., a leader in search engine optimization and pay-per-click campaign management (see www.marketsmartinteractive.com); MarketSmart Advertising, Inc., Rightstuff, Inc. d/b/a Bright Idea Studios, and Checkup Marketing, Inc., Raleigh, N.C., providing world-class off-line advertising, public relations, marketing, branding and shopping evaluation services (see www.marketsmart.net, www.brightideastudios.com and www.checkupmarketing.com); Cherish, Inc., Clearwater, Fla., a leading online dating company (see www.cherish.com); Ozona Online Network, Inc., Clearwater, Fla., providing a comprehensive scope of online services including start-to-finish web design, custom web-based applications, database systems, managed and shared hosting solutions, e-commerce and high-speed business Internet access (see www.ozline.net); Personals Plus, Inc., Apollo Beach, Fla., a leading online dating company; KowaBunga! Marketing, Inc., Westland, Mich., providing Internet marketing software technologies, including software for affiliate marketing, search engine marketing and opt-in e-mail marketing (see www.kowabunga.com); PrimaryAds Inc., North Plainfield, N.J., a leading provider of affiliate marketing services that connects website publishers with online advertisers (see www.primaryads.com); Real Estate School Online Inc., Miami, Fla., a leader in online education (see www.realestateschoolonline.com); Vintacom Media Group, Inc., Edmonton, Alberta, Canada, a leading online dating company (see www.vintacom.com); and Morex Marketing Group, LLC, a major marketer to expectant parents (see www.babytobee.com). The Company has announced signed letters of intent to acquire: Web Diversity Limited, a London-based leader in paid search management and organic search (see www.webdiversity.co.uk); U.K.-based Crystal Reference Systems Limited, whose operating divisions are Crystal Semantics (see www.crystalsemantics.com), and Crystal Reference (see www.crystalreference.com), an Internet content and search technology company and a major educational content publisher in Europe; iLead Media, Inc., Pleasant Grove, Utah, a recognized leader in online lead generation (see www.ileadmedia.com); and Litmus Media, Inc., North Kansas City, Missouri, a secure ad feed distribution provider (see www.litmusmedia.com).

Statements made in this press release that express the Company’s or management’s intentions, plans, beliefs, expectations or predictions of future events, are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions are intended to further identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Those statements are based on many assumptions and are subject to many known and unknown risks, uncertainties and other factors that could cause the Company’s actual activities, results or performance to differ materially from those anticipated or projected in such forward-looking statements. For a discussion of these risks, see the Company’s report on Form 10-QSB for the quarter ended Sept. 30, 2005, under the section headed “Management Discussion and Analysis or Plan of Operation - Risk Factors.” The Company cannot guarantee future financial results, levels of activity, performance or achievements; and investors should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements contained herein represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to update or revise such forward-looking statements to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Contact:

For Think Partnership Inc.:

Xavier Hermosillo, 310-832-2999,

Sr. Vice President for Corporate Communications
and Investor Relations

Xavier@thinkpartnership.com